EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report on the consolidated financial statements of Tauriga Sciences, Inc. and Subsidiary for the years ended March 31, 2019 and 2018 dated June 27, 2019, and the inclusion of the reference as “Experts” in this Registration Statement on Form S-1 dated March 5, 2020.

/s/ KBL, LLP

KBL, LLP

New York, NY

March 5, 2020